UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 5, 2014

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On February 10, 2014 Otter Tail Corporation (the “Company”) issued a press release announcing 2013 earnings and 2014 earnings guidance, a copy of which is furnished herewith as Exhibit 99.1.

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On February 5, 2014 Otter Tail Corporation (the “Company”) announced that the Company’s Board of Directors appointed Charles (Chuck) S. MacFarlane, current president and CEO of Otter Tail Power Company, to the role of president and chief operating officer of Otter Tail Corporation, effective April 14, 2014. The Company also announced that its President and CEO, Edward J. (Jim) McIntyre, expects to retire at the Company’s annual shareholder meeting in 2015 and that Mr. MacFarlane is expected to be named as Mr. McIntyre’s successor at that time.

Mr. MacFarlane, 49, joined Otter Tail Power Company in 2001 and has served as its President since 2003 and its Chief Executive Officer since 2007. He has also served as a member of Otter Tail Corporation’s executive team, which focuses on strategic planning. Prior to joining Otter Tail Power Company, Mr. MacFarlane served as Director of Electric Distribution Planning and Engineering for Xcel Energy Inc.’s multi-state service territory. He was also Director of Delivery Construction and Field Operations for Northern States Power Company prior to its merger with New Centuries Energy and becoming Xcel Energy.

Item 9.01     Financial Statement and Exhibits

(d)	Exhibits

99.1	Press Release issued February 10, 2014.
99.2	Press Release issued February 6, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: February 11, 2014

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release, dated February 10, 2014
99.2	Press release, dated February 6, 2014

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